     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2002


                                            REGISTRATION STATEMENT NO. 333-85634
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                               AMENDMENT NO. 2 TO


                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                  COMPANHIA DE SANEAMENTO DO PARANA -- SANEPAR
             (Exact name of Registrant as specified in its charter)
                   (SANITATION COMPANY OF PARANA -- SANEPAR)
                (Translation of Registrant's name into English)

   FEDERATIVE REPUBLIC OF BRAZIL                     4941                            NOT APPLICABLE
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)
                                            ---------------------

            RUA ENGENHEIROS REBOUCAS, 1376                              PUGLISI & ASSOCIATES
             80215-900 CURITIBA -- PARANA                          850 LIBRARY AVENUE, SUITE 204
                        BRAZIL                                         NEWARK, DELAWARE 19715
                    55-41-330-3014                                          302-738-6680
    (Address and telephone number of Registrant's         (Name, address and telephone number of agent for
             principal executive offices)                                     service)

                                   COPIES TO:

                  RAYMOND J. FISHER                                        DAVID MERCADO
         MILBANK, TWEED, HADLEY & MCCLOY LLP                          CRAVATH, SWAINE & MOORE
              ONE CHASE MANHATTAN PLAZA                                  825 EIGHTH AVENUE
               NEW YORK, NEW YORK 10005                               NEW YORK, NEW YORK 10019
                    (212) 530-5000                                         (212) 474-1000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                                                     PROPOSED MAXIMUM
                                                        AMOUNT TO BE         PROPOSED MAXIMUM       AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTERED(1)      OFFERING PRICE PER UNIT        PRICE(2)
------------------------------------------------------------------------------------------------------------------------
Preferred shares, without par value(3)...               165,591,000              US$1.55              US$256,666,050
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------  ----------------------
--------------------------------------------------  ----------------------

                                                          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     REGISTRATION FEE
--------------------------------------------------  ----------------------
Preferred shares, without par value(3)...              US$23,613.28(4)
-------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Includes preferred shares (which may be represented by American Depositary Shares) which the underwriters may purchase upon exercise of options solely to cover over-allotments, if any, and preferred shares (which may be represented by American Depositary Shares) which are to be initially offered or sold outside the United States, but which may be resold from time to time in the United States under circumstances requiring delivery of a prospectus.

(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act.


(3) A separate Registration Statement on Form F-6 (file No. 333-86382) was filed
    on April 12, 2002 and declared effective on          regarding the
    registration of American Depositary Shares issuable upon deposit of the preferred shares registered hereby. Each American Depositary Share represents ten preferred shares.



(4) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Neither the estatuto social (by-laws) of Companhia de Saneamento do Parana -- SANEPAR (the "Registrant"), contained in Exhibit 3.1 hereto, nor the Acordo de Acionistas (Shareholders Agreement) between the state of Parana and Domino Holding S.A., contained in Exhibit 10.4 hereto, provide for indemnification of the Registrant's officers or directors.

     Brazilian law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as auditor against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, the court finds that such director, officer or auditor acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

     Reference is also made to Section 7 of the Underwriting Agreement between the Registrant and contained in Exhibit 1.1 hereto, indemnifying the officers and directors of the Registrant against certain liabilities.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has made only two offerings of securities, which are described in the following table:

      SECURITY             DATE OF             FACE          DISCOUNTS AND         NET
        SOLD                SALE              AMOUNT          COMMISSIONS        PROCEEDS
---------------------  ---------------    ---------------    -------------    --------------
Preferred Shares       October 8, 1999    R$6,583,323.60     R$0.00           R$6,583,323.60
Commercial paper       July 3, 2001       R$74,000,000.00    R$11,791,900     R$62,208,100

     The preferred shares were offered on a private-placement basis to certain municipalities in the state of Parana.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following is a list of exhibits to this registration statement:


EXHIBIT NO.
-----------
    1.1       Form of Underwriting Agreement
    3.1       Estatuto social (By-laws) of the Registrant
    4.1       Deposit Agreement(*)
    5.1       (Reserved)
    5.2       Opinion of Pinheiro Neto - Advogados as to certain matters under Brazilian law
    8.1       Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain
              U.S. federal income tax matters
    8.2       Opinion of Pinheiro Neto - Advogados as to certain Brazilian tax matters
   10.1       Form of Concession Contract(*)
   10.2       Concession Contract with the Municipality of Curitiba(*)
   10.3       Capital Contribution Agreement between Sanepar and the state of Parana(*)
   10.4       Shareholders agreement between the state of Parana and
              Domino Holdings S.A.(*)
   10.5       Loan Agreement relating to the Paranasan Financing between the state of Parana and Japan Bank of International
              Cooperation(*)
   10.6       "Mirror" Loan Agreement with the state of Parana Relating to the Paranasan Financing(*)


                                    Part II-1

EXHIBIT NO.
-----------
   10.7       Agreement re Capital Advances between Sanepar and the state of Parana
   23.1       Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
              Exhibit 8.1)
   23.2       Consents of Pinheiro Neto - Avogados (included in Exhibit
              5.2 and 8.2)
   23.3       Consent of Ernst & Young Auditores Independentes S.C.(*)
   24.1       Powers of Attorney(*)


---------------


(*) Previously filed.


     (b) FINANCIAL STATEMENT SCHEDULES.  Not applicable.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    Part II-2

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Act of 1933, Companhia de Saneamento do Parana-SANEPAR certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the municipality of Curitiba, state of Parana, Brazil, on April 23, 2002.


                                          COMPANHIA DE SANEAMENTO DO
                                          PARANA -- SANEPAR

                                          By
                                            ------------------------------------
                                             Name: Carlos Afonso Teixeira de
                                             Freitas
                                             Title:  Chief Executive Officer and
                                             Board Member

                                          By
                                            ------------------------------------
                                             Name: Ricardo Del Guerra Perpetuo
                                             Title:  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                           TITLE                       DATE
---------                                                           -----                       ----

                                                            Chairman of the Board          April 23, 2002
 ------------------------------------------------
               Ingo Henrique Hubert


                                                      Chief Executive Officer and Board    April 23, 2002
 ------------------------------------------------                  Member
        Carlos Afonso Teixeira de Freitas


                                                           Chief Financial Officer         April 23, 2002
 ------------------------------------------------               (Controller)
           Ricardo Del Guerra Perpetuo


                                                           Chief Operating Officer         April 23, 2002
 ------------------------------------------------
                Jean Marie d'Aspe


                                                         Vice-Chairman of the Board        April 23, 2002
 ------------------------------------------------
             Jose Carlos Irago Garcia


                                    Part II-3

SIGNATURE                                                           TITLE                       DATE
---------                                                           -----                       ----


                                                                Board Member               April 23, 2002
 ------------------------------------------------
                  Miguel Salomao


                                                                Board Member               April 23, 2002
 ------------------------------------------------
             Jose Antonio Andreguetto


                                                                Board Member               April 23, 2002
 ------------------------------------------------
          Armando Martinho Bardou Raggio


                                                                Board Member               April 23, 2002
 ------------------------------------------------
             Rodrigo Bhering Andrade


                                                                Board Member               April 23, 2002
 ------------------------------------------------
            Hamilton Aparecido Gimenes


                                                                Board Member               April 23, 2002
 ------------------------------------------------
            Ricardo Coutinho de Senna


               Puglisi & Associates


 By:                                                  Authorized Representative in the     April 23, 2002
        -----------------------------------------               United States
                    Donald J. Puglisi


                                    Part II-4

  [FOR CONFORMED SIGNATURE REQUIREMENTS, THE FOLLOWING TABLE IS ALSO PROVIDED]

                                          COMPANHIA DE SANEAMENTO DO
                                          PARANA -- SANEPAR

                                          By /s/ CARLOS AFONSO TEIXEIRA DE
                                             FREITAS
                                            ------------------------------------
                                             Name: Carlos Afonso Teixeira de
                                             Freitas
                                             Title:  Chief Executive Officer and
                                             Board Member

                                          By /s/ RICARDO DEL GUERRA
                                             PERPETUO
                                            ------------------------------------
                                             Name: Ricardo Del Guerra Perpetuo
                                             Title:  Chief Financial Officer


SIGNATURE                                                          TITLE                     DATE
---------                                                          -----                     ----

              /s/ INGO HENRIQUE HUBERT                     Chairman of the Board        April 23, 2002
  -------------------------------------------------
                Ingo Henrique Hubert


        /s/ CARLOS AFONSO TEIXEIRA DE FREITAS           Chief Executive Officer and     April 23, 2002
  -------------------------------------------------            Board Member
          Carlos Afonso Teixeira de Freitas


           /s/ RICARDO DEL GUERRA PERPETUO                Chief Financial Officer       April 23, 2002
  -------------------------------------------------            (Controller)
             Ricardo Del Guerra Perpetuo
                  Attorney-in-fact


                /s/ JEAN MARIE D'ASPE                     Chief Operating Officer       April 23, 2002
  -------------------------------------------------
                  Jean Marie d'Aspe


            /s/ JOSE CARLOS IRAGO GARCIA                Vice-Chairman of the Board      April 23, 2002
  -------------------------------------------------
              Jose Carlos Irago Garcia


                 /s/ MIGUEL SALOMAO                            Board Member             April 23, 2002
  -------------------------------------------------
                   Miguel Salomao


            /s/ JOSE ANTONIO ANDREGUETTO                       Board Member             April 23, 2002
  -------------------------------------------------
              Jose Antonio Andreguetto


         /s/ ARMANDO MARTINHO BARDOU RAGGIO                    Board Member             April 23, 2002
  -------------------------------------------------
           Armando Martinho Bardou Raggio


             /s/ RODRIGO BHERING ANDRADE                       Board Member             April 23, 2002
  -------------------------------------------------
               Rodrigo Bhering Andrade


           /s/ HAMILTON APARECIDO GIMENES                      Board Member             April 23, 2002
  -------------------------------------------------
             Hamilton Aparecido Gimenes


                                    Part II-5

SIGNATURE                                                          TITLE                     DATE
---------                                                          -----                     ----


            /s/ RICARDO COUTINHO DE SENNA                      Board Member             April 23, 2002
  -------------------------------------------------
              Ricardo Coutinho de Senna


Puglisi & Associates


 By:                /s/ DONALD J. PUGLISI                Authorized Representative      April 23, 2002
          -----------------------------------------        in the United States
                      Donald J. Puglisi


                                    Part II-6

                                 EXHIBIT INDEX


EXHIBIT                                                                 PAGE
  NO.                                                                   NO.
-------                                                                 ----
  1.1     Form of Underwriting Agreement..............................
  3.1     Estatuto Social (By-laws) of the Registrant.................
  4.1     Deposit Agreement(*)........................................
  5.1     (Reserved)..................................................
  5.2     Opinion of Pinheiro Neto - Advogados as to certain matters under Brazilian law.........................................
  8.1     Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain
          U.S. federal income tax matters.............................
  8.2     Opinion of Pinheiro Neto - Advogados as to certain Brazilian tax matters.................................................
 10.1     Form of Concession Contract(*)..............................
 10.2     Concession Contract with the Municipality of Curitiba(*)....
 10.3     Capital Contribution Agreement between Sanepar and the state of Parana(*)................................................
 10.4     Shareholders Agreement between the state of Parana and
          Domino Holdings S.A.(*).....................................
 10.5     Loan Agreement relating to the Paranasan Financing between the state of Parana and Japan Bank for International
          Cooperation(*)..............................................
 10.6     "Mirror" Loan Agreement with the state of Parana Relating to the Paranasan Financing(*)..................................
 10.7     Agreement re Capital Advances between Sanepar and the state of Parana...................................................
 23.1     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibit 8.1)................................................
 23.2     Consents of Pinheiro Neto - Advogados (included in Exhibit
          5.2 and 8.2)................................................
 23.3     Consent of Ernst & Young Auditores Independentes S.C.(*)....
 24.1     Powers of Attorney(*).......................................


---------------


(*) Previously filed.